                                                                   Exhibit 10.47

                           SHAREHOLDERS' VOTING RIGHTS

                                 PROXY AGREEMENT

                                      AMONG

                                     LEI LIU

                                    YONG SHI

                SHANGHAI FRAMEDIA INVESTMENT CONSULTANCY CO., LTD

                                       AND

                GUANGDONG CENTURY SHENGHUO ADVERTISEMENT CO., LTD

                                JANUARY 13, 2006

                   SHAREHOLDERS' VOTING RIGHTS PROXY AGREEMENT

This SHAREHOLDERS' VOTING RIGHTS PROXY AGREEMENT (this "AGREEMENT") is entered into as of January 13 2006 by and among the following Parties:

(1) LEI LIU

    ID NO: 620102197307205816
    CONTACT ADDRESS: Room 208, 4 Building, Eastern Yumin Lane, Beijing

(2) YONG SHI

    ID NO: 622301731219001
    CONTACT ADDRESS: Beijing Water Pump Factory, Tongzhou District, Beijing

(3) SHANGHAI FREMEDIA INVESTMENT CONSULTANCY CO., LTD (HEREINAFTER "FRAMEDIA INVESTMENT")

     REGISTERED ADDRESS: Room 1, 17 Lan, Hengshan Rd., Shanghai
     LEGAL REPRESENTATIVE: Jason Nanchun Jiang

(4) GUANGDONG CENTURY SHENGHUO ADVERTISEMENT CO., LTD (HEREINAFTER "CENTURY SHENGHUO")

     REGISTERED ADDRESS: Room 2007, 175 Northern Tianhe Rd., Guangzhou LEGAL REPRESENTATIVE: Lei LIU

(The above Parties hereinafter each referred to as a "PARTY" individually, and collectively, the "PARTIES". Among them, Lei LIU and Yong SHI hereinafter referred to as a "SHAREHOLDER" individually, and collectively, the "SHAREHOLDERS".)

WHEREAS:

1. As of the date of the Agreement the Shareholders are the enrolled shareholders of Century Shenghuo, legally holding all the equity of Century Shenghuo as of the execution date of this Agreement; among which, Lei LIU holds 90% equity interest in Century Shenghuo while Yong SHI holds 10%;

2. The Shareholders intend to severally entrust the individual designated by Framedia Investment with the exercises of their voting rights in Century Shenghuo while Framedia Investment is willing to designate such an individual.

The Parties hereby have reached the following agreement upon friendly consultations:

                       ARTICLE 1 VOTING RIGHTS ENTRUSTMENT

1.1 The Shareholders hereby irrevocably undertake to respectively sign the Entrustment Letter after execution of the Agreement to respectively entrust the one designated by Framedia Investment (collectively, "TRUSTEES") to exercise the following rights respectively enjoyed by them as shareholders of Century Shenghuo in accordance with the then effective articles of association of Century Shenghuo (collectively, the "ENTRUSTED RIGHTS"):

     (1) Proposing to convene and attending shareholders' meetings of Century Shenghuo as proxy of the Shareholders according to the articles of association of Century Shenghuo;

     (2) Exercising voting rights as proxy of the Shareholders, on issues discussed and resolved by the shareholders' meeting of Century Shenghuo, including but not limited to the appointment and election for the directors, general manager and other senior management personnel of Century Shenghuo.

     The above authorization and entrustment is granted subject to the status of trustees as PRC citizens and the approval by Framedia Investment. Upon and only upon written notice of dismissing and replacing Trustee(s) given by Framedia Investment to the Shareholders, the Shareholders shall promptly entrust another PRC citizen then designated by Framedia Investment to exercise the above Entrusted Rights, and once new entrustment is made, the original entrustment shall be replaced; the Shareholders shall not cancel the authorization and entrustment of the Trustee(s) otherwise.

1.3 The Trustees shall perform the entrusted obligation within the scope of entrustment in due care and prudence and in compliance with laws; the Shareholders acknowledge and assume relevant liabilities for any legal consequences of the Trustees' exercise of the foregoing Entrusted Rights.

1.4 The Shareholders hereby acknowledge that the Trustees are not required to seek advice from the Shareholders prior to their respective exercise of the foregoing Entrusted Rights. However, the Trustees shall inform the Shareholders in a timely manner of any resolution or proposal on convening interim shareholders' meeting after such resolution or proposal is made.

                         ARTICLE 2 RIGHT TO INFORMATION

2.1 For the purpose of exercising the Entrusted Rights under this Agreement, the Trustees are entitled to know the information with regard to Century Shenghuo's operation, business, clients, finance, staff, etc., and shall have access to relevant materials of Century Shenghuo. Century Shenghuo shall adequately cooperate with the Trustees in this regard.

                     ARTICLE 3 EXERCISE OF ENTRUSTED RIGHTS

3.1 The Shareholders will provide adequate assistance to the exercise of the Entrusted Rights by the Trustees, including execution of the resolutions of the shareholders' meeting of Century Shenghuo or other pertinent legal documents made by the Trustee when necessary (e.g., when it is necessary for examination and approval of or registration or filing with governmental departments).

3.3 If at any time during the term of this Agreement, the entrustment or exercise of the Entrusted Rights under this Agreement is unenforceable for any reason except for default of any Shareholder or Century Shenghuo, the Parties shall immediately seek a most similar substitute for the unenforceable provision and, if necessary, enter into supplementary agreement to amend or adjust the provisions herein, in order to ensure the realization of the purpose of this Agreement.

                      ARTICLE 4 EXEMPTION AND COMPENSATION

4.1 The Parties acknowledge that Framedia Investment shall not be requested to be liable for or compensate (monetary or otherwise) other Parties or any third party due to exercise of Entrusted Rights by the Trustees designated by Framedia Investment under this Agreement.

4.2 Century Shenghuo and the Shareholders agree to compensate Framedia Investment for and hold it harmless against all losses incurred or likely to be incurred by it due to exercise of the Entrusted Rights by the Trustees designated by Framedia Investment, including without limitation any loss resulting from any litigation, demand arbitration or claim initiated or raised by any third party against it or from administrative investigation or penalty of governmental authorities. However, the Shareholders and Century Shenghuo will not compensate for losses incurred due to wilful misconduct or gross negligence of Framedia Investment.

                    ARTICLE 5 REPRESENTATIONS AND WARRANTIES

5.1 Each of the Personal Shareholders hereby severally and jointly represents and warrants that:

     5.1.1 Each of the Shareholders is Chinese citizen with full capacity and is a person with full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a litigant party.

     5.1.2 Each of the Shareholders has full power and authorization to execute and deliver this Agreement and all the other documents to be entered into by it in relation to the transaction referred to herein, and it has the full power and authorization to complete the transaction referred to herein.

     5.1.3 The Shareholders are the enrolled legal owner of the Option Equity as of the effective date of this Agreement, and except the rights created by this Agreement, the Equity Pledge Agreement (the "EQUITY PLEDGE AGREEMENT") and the Shareholders' Voting Rights Proxy Agreement (the "PROXY AGREEMENT") entered into by the Shareholders, Century Shenghuo and Framedia Investment dated January 13 2006 and EQUITY TRANSFER AGREEMENT (hereinafter "OTHER CONTRACT") among the Shareholders, Shanghai Focus Media Advertisement Co., Ltd. (with its registered address at F Room 1003, No.1027, Changning Road, Changning District, Shanghai ) and Shanghai Focus Media Co., Ltd. (with its registered address at Room A65, 28 Floor, No.369, Jiangsu Road, Changning District, Shanghai ), there is no third party rights on the Entrusted Right. Pursuant to this Agreement, the Trustees may fully and sufficiently exercise the Entrusted Rights in accordance with the then effective articles of association of Century Shenghuo.

5.2 Century Shenghuo hereby in respect of themselves respectively represents and warrants that:

     5.2.1 it is a company with limited liability properly registered and legally existing under PRC laws, with an independent legal person status, and with full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a subject of actions; and

     5.2.2 it has the full corporate power and authority to execute and deliver this Agreement and all the other documents to be entered into by it in relation to the transaction contemplated hereunder, and has the full power and authority to consummate such transaction.

     5.2.3 The Shareholders are enrolled shareholders as of the effective date of this Agreement, among which, Lei LIU holds 90% equity interest in Century Shenghuo while Yong SHI holds 10%. Except rights created by this Agreement, the Equity Pledge Agreement, the Call Option Agreement and Other Contract among the Shareholders, Shanghai Focus Media Advertisement Co., Ltd. (with its registered address at F Room 1003, No.1027, Changning Road, Changning District, Shanghai) and Shanghai Focus Media Co., Ltd. (with its registered address at Room A65, 28 Floor, No.369, Jiangsu Road, Changning District, Shanghai ), there exists no third party right on the Entrusted Rights. Pursuant to this Agreement, the Trustees may fully and sufficiently exercise the Entrusted Rights in accordance with the then effective articles of association of Century Shenghuo.

     5.2.4 Considering the fact that the Shareholders of Century Shenghuo will set aside all the equity interest held thereby in Century Shenghuo as security to secure the performance of the contractual obligations by Century Shenghuo under the Call Option Agreement and Technology Permission and Service Agreement, Century Shenghuo undertakes to, during the valid term of this Agreement, make full and due performance of any and all obligations under the Call Option Agreement and Technology Permission and Service Agreement, and warrant that no adverse impact on the exercise of the Entrusted Rights hereunder by the Trustees will be incurred due to the breach of the Call Option Agreement and Technology Permission and Service Agreement by Century Shenghuo.

                           ARTICLE 6 TERM OF AGREEMENT

6.1 Limited by the Article 6.2 and 6.3 of this Agreement, this Agreement shall take effect as of the date of formal execution by the Parties with the term of twenty (20) years, unless the Parties terminate the Agreement with the written agreement in advance, or the Parties terminate the Agreement in accordance with section 8.1 of this Agreement. Upon the expiration of this Agreement, the Agreement will be automatically renewed for one (1) year, unless Framedia Investment gives the other Parties written notice of its intention not renew at least thirty (30) days prior to expiration.

6.2 In case that a Shareholder transfers all of the equity interest held by it in Century Shenghuo with prior consent of Framedia Investment, such Shareholder shall no longer be a Party to this Agreement (to the extent that it acts as the shareholder of such Century Shenghuo) whilst the obligations and commitments of the other Sarties under this Agreement shall not be adversely affected thereby.

6.3 During the term of this Agreement, should the term of operation of any Century Shenghuo terminate by any reason; this Agreement to such Century Shenghuo and its shareholders (to the extent that it acts as the shareholder of such Century Shenghuo) will be terminated.

                                ARTICLE 7 NOTICE

7.1 Any notice, request, demand and other correspondences made as required by or in accordance with this Agreement shall be made in writing and delivered to the relevant Party.

7.2 The abovementioned notice or other correspondences shall be deemed to have been delivered when (i) it is transmitted if transmitted by facsimile, or
     (ii) it is delivered if delivered in person, or (iii) when five (5) days have elapsed after posting the same if posted by mail.

                           ARTICLE 8 DEFAULT LIABILITY

8.1 The Parties agree and confirm that, if any of the Parties (the "DEFAULTING PARTY") breaches substantially any of the provisions herein or fails substantially to perform any of the obligations hereunder, such a breach or failure shall constitute a default under this Agreement (a "DEFAULT"). In such event any of the other Parties without default (a "NON-DEFAULTING PARTY") who incurs losses arising from such a Default shall have the right to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within ten (10) days of a Non-defaulting Party's notifying the Defaulting Party in writing and requiring it to rectify the Default, then the relevant Non-defaulting Party shall be entitled to choose at its discretion to (1) terminate this Agreement and require the Defaulting Party to indemnify all damages, or (2) require specific performance by the Defaulting Party of this Agreement and indemnifation against all damages.

8.2 Regardless otherwise stipulated in this Agreement, the event that Shareholders transfer the equity interest they hold in Century Shenghuo to Shanghai Focus Media Advertisement Co., Ltd (with its registered address at F Room 1003, No.1027, Changning Road, Changning District, Shanghai ) and Shanghai Focus Media Co., Ltd (with its registered address at Room A65, 28 Floor, No.369, Jiangsu Road, Changning District, Shanghai )shall not constitute a breach to this Agreement, provided that the Shareholders cause Shanghai Focus Media Advertisement Co., Ltd and Shanghai Focus Media Co., Ltd to simultaneously execute an agreement with Framedia and Century Shenghuo in the same content and form with this Agreement upon the completion of the above transfer.

8.3 The Parties agree and confirm, the Shareholders or Century Shenghuo shall not request the termination of this Agreement for whatsoever reason and under whatsoever circumstance, except otherwise stipulated by laws or this Agreement.

8.4 Notwithstanding any other provisions herein, the validity of this Article shall not be affected by the suspension or termination of this Agreement.

                             ARTICLE 9 MISCELLANEOUS

9.1 This Agreement shall be prepared in Chinese language in five (5) original copies, with each involved Party holding one (1) copy hereof.

9.2 The conclusion, validity, execution, amendment, interpretation and termination of this Agreement shall be governed by laws of the PRC.

9.3 Any disputes arising from and in connection with this Agreement shall be settled through consultations among the Parties involved, and if the Partiesinvolved fail to reach an agreement regarding such a dispute within thirty (30) days of its occurrence, such dispute shall be submitted to [China International Economic and Trade Arbitration Commission Shanghai Branch] for arbitration in [Shanghai] in accordance with the arbitration rules of such commission, and the arbitration award shall be final and binding on all the Parties involved.

9.4 Any rights, powers and remedies empowered to any Party by any provisions herein shall not preclude any other rights, powers and remedies enjoyed by such Party in accordance with laws and other provisions under this Agreement, and a Party's exercise of any of its rights, powers and remedies shall not preclude its exercise of other rights, powers and remedies of it.

9.5 Any failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with laws (the "PARTY'S RIGHTS") shall not lead to a waiver of such rights, and the waiver of any single or partial exercise of the Party's Rights shall not preclude such Party from exercising such rights in any other way or exercising the remaining part of the Party's Rights.

9.6 The titles of the Articles contained herein are for reference only, and in no circumstances shall such titles be used for or affect the interpretation of the provisions hereof.

9.7 Each provision contained herein shall be severable and independent from each of other provisions. If at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected thereby.

9.8 Upon execution, this Agreement shall replace any other previous legal documents entered into by relevant Parties on the same subject matter.

9.9 Any amendments or supplements to this Agreement shall be made in writing and shall take effect only when properly signed by the Parties to this Agreement.

9.10 In respect of the Shareholder and Century Shenghuo, they shall not assign any of their rights and/or transfer any of their obligations hereunder to any third parties without prior written consent from Framedia Investment; Framedia Investment shall have the right to assign any of its rights and/or transfer any of its obligations hereunder to any third parties designated by it after giving notice to the Shareholders.

9.11 This Agreement shall be binding on the legal successors of the Parties.

                   [The remiander of this page is left blank]

IN WITNESS HEREOF, the following Parties have caused this Shareholders' Voting Rights Proxy Agreement to be executed as of the date and in the place first here above mentioned.

LEI LIU


Signature: /s/ Lei Liu
           -----------------------------


YONG SHI


Signature: /s/ Yong Shi
           -----------------------------


SHANGHAI FRAMEDIA INVESTMENT CONSULTANCY
CO., LTD
(chop)


Signature by: /s/ Zhi Tan
              --------------------------
Name: Zhi Tan
Position: Legal Representative


GUANGDONG CENTURY SHENGHUO ADVERTISEMENT
CO., LTD
(chop)


Signature by: /s/ Lei Liu
              --------------------------
Name: Lei Liu
Position: Legal Representative